Amendment No. 4

dated

April 8, 2020

SCHEDULE A

To the Distribution Agreement

between

Segall Bryant & Hamill Trust and

Ultimus Fund Distributors, LLC Dated May 3, 2019

Fund Portfolio(s)

Segall Bryant & Hamill Small Cap Value Dividend Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Workplace Equality Fund

Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Small Cap Value Fund

Segall Bryant & Hamill Small Cap Core Fund

The parties duly executed this fourth amendment to Schedule A as of April 8, 2020.

Segall Bryant & Hamill Trust	Ultimus Fund Distributors, LLC
On behalf of all Funds listed on Schedule A to the Distribution Agreement

By: /s/Jasper R. Frontz	By: /s/David James
Name: Jasper R. Frontz	Name: David James
Title: Treasurer & CCO	Title: EVP, Chief Legal and Risk Officer